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                      FINANCIAL PUBLIC RELATIONS AGREEMENT

         This Financial Public Relations Agreement (this "Agreement") is made and entered into effective the 1st of August, 1999 between USA TECHNOLOGIES, a Pennsylvania corporation, (the "Company"), having offices at 200 Plant Avenue, Wayne, Pennsylvania and I.W. Miller Group, Inc., a California Corporation (the "Consultant"), having offices at 2361 Campus Drive, Suite 101, Irvine, CA 92612, based on the following:

                                    Premise

         A. The Company is a publicly held corporation whose securities are listed on the OTC Bulletin Board market. The Company is seeking to expand its investor base and the number of market professionals who are aware of the Company's activities.

         B. Consultant is established in the securities industry and has experience in providing advice and support for publicly held companies.

         C. The Company desires to retain the services of Consultant, and Consultant desires to offer such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, based on the foregoing premises, and in consideration of the mutual covenants of the parties and the benefits to be derived therefrom, it is hereby agreed as follows:

                                    Agreement

1. Engagement of Consultant. The Company hereby engages Consultant to provide services to the Company under the terms of this Agreement, including, but not limited to, the analysis of business and proposed business of the Company by the Consultant as it pertains to the desirability and suitability of an investment in the Company by equity participants; the presentation of the Company to market professionals, including broker-dealers, mutual funds, and other institutional investors; providing the Company advice concerning shareholder relations and the preparation of information for the Company's shareholders; assisting in long-term financial planning, including borrowings, equity financing and other opportunities; providing advice concerning the existing and future capital structure of the Company. Notwithstanding the foregoing. Consultant shall not act as an agent of the Company and shall not contact the holders of the securities of the Company in connection with the exercise or conversion of currently issued and outstanding warrants, options, or convertible securities.

2. Marketing. Company shall furnish to Consultant disclosure and filing materials, financial statements, business plans, promotional materials, annual reports and press releases. In addition, Company agrees to distribute due diligence packages in ample quantities to potential investors as well as to the brokerage community. Consultant may rely on, and assume the accuracy of the due diligence package and/or research reports. Consultant may disseminate through the use of the media and advertisement the contents of the due diligence package and any research reports in order to attract potential investors as well as the brokerage community. Company acknowledges that Consultant is engaged in other business activities during the term of this Agreement.

3. Advertising. Advertising is defined as the cost associated with lead generation programs arranged by the Consultant for the Company. These programs are designed to create investor awareness for the Company. All advertising/lead generation programs are to be presented by the Consultant to the Company and approved by the Company in advance.

4. Compensation to Consultant. Consultant is to receive an initial $10,000.00 retainer, payable upon execution of this Agreement. Each subsequent payment of $10,000.00 is to be paid on the 1st of each month.



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            a.   Consultant is to receive a Warrant to purchase 50,000 common shares of USTT, @ $2.00 per share. Said Warrant shall be issued within 6 months of this contract and shall have a 2-year term from the date of issuance and shall be fully vested upon issuance.

            b. Consultant is to receive a Warrant to purchase 50,000 common shares of USTT, @ $3.00 per share. Said Warrant shall be issued within 6 months of this contract and shall have a 2-year term from the date of issuance and shall be fully vested upon issuance.

            c. Consultant represents and warrants to the Company that it is an Accredited Investor as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended ("Act") . As a result thereof, the Warrants and the Common Stock underlying the Warrants will be issued to the Consultant pursuant to Rule 506 promulgated under the Act.

            d. The Warrants and the Common Stock underlying the Warrants issuable to the Consultant shall not be registered under the Act or any state securities laws, and shall constitute restricted securities as defined under Rule 144 promulgated under the Act. Following the issuance of the Warrants, the Company shall, at its expense, file and use its best efforts to have declared effective, a registration statement under the Act covering the resale by the Consultant of the Common Stock underlying the Warrants. The Company shall use its best efforts to have the resale of the Common Stock exempted from the registration requirements under applicable state securities laws.

5. Reimbursement of Costs. Consultant shall be responsible for all advertising costs for its lead generation campaigns. All travel costs are to be presented to the company in advance and are to be split on a 50/50 basis between the consultant and the company.

6. Term. This Agreement shall commence on the date hereof and will terminate on earliest of the following:

            a.   The term of this Agreement is one-year from date of execution.

            b. Company can terminate consultant for cause upon 30 days written notice. Cause shall be determined solely as the following: violation of any rule or regulation of any regulatory agency; any other neglect, act or omission detrimental to the conduct of Company business; material breach of the Agreement or any unauthorized disclosure of any of the secrets or confidential information of the Company; dishonesty related to independent contractor status; a change in personnel, management control of the Consultant which materially effects the Consultant's work on behalf of the Company.

            c. Notwithstanding anything else set forth herein, Company can terminate consultant for any reason given 30 days written notice to consultants legal address of 2361 Campus Dr. Irvine, CA 92612

            d. The Consultant is to furnish to the Company activity reports on a monthly basis.

7. Confidentiality. Consultant acknowledges that it may receive confidential and proprietary information of the Company in connection with the services provided under the terms of the Agreement. The Consultant agrees to keep all such information confidential and to take prudent steps to assure that its officers, directors, and employees, and to not use such confidential information, except for the direct benefit of the Company. Consultant shall not disclose such confidential information and shall take reasonable steps to prevent the disclosure by its officers, directors, and employees, without the prior written consent of the Company.

8. Independent Consultant. The Company and Consultant hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of or a joint venture with the Company. Consultant shall have no authority to act on behalf of or bind the Company and shall take no action, which purports to bind the Company. The Company shall have no authority to act on behalf of or bind the Consultant and shall take no action, which purports to bind the Consultant.

9. Entire Agreement. This Agreement is and shall be considered to be the only Agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed as part of this Agreement and shall not have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication to this Agreement and is signed by the parties to this Agreement.
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10.      Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Pennsylvania.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





USA TECHNOLOGIES, INC.

   /s/ George R. Jensen, Jr.                           /s/ Ira W. Miller
By:----------------------------------                  ------------------------
George R. Jensen, Jr.                                  Ira W. Miller
Chairman & CEO                                         President
                                                       H.W. Miller Group, Inc.






Rev. 7/99